As filed with the Securities and Exchange Commission on November 19, 2004
                                                         Registration No. 333-
===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ________________________
                               Niku Corporation
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  77-0473454
                    (I.R.S. Employer Identification Number)
                          __________________________

                                305 Main Street
                            Redwood City, CA 94063
                                (650) 298-4600
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Joshua Pickus
                            Chief Executive Officer
                               Niku Corporation
                                305 Main Street
                        Redwood City, California 94063
                                (650) 298-4600
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
   ________________________________________________________________________

                                   Copy to:

                            Gregory C. Smith, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                       525 University Avenue, Suite 1100
                          Palo Alto, California 94301


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                      __________________________________

                                         CALCULATION OF REGISTRATION FEE

----------------------------|-------------------|--------------------|-----------------------|------------------------|
                            |                   | Proposed maximum   |   Proposed maximum    |                        |
  Title of each class of    |   Amount to be    |aggregate offering  |  aggregate offering   |Amount of registration  |
securities to be registered |    registered     | price per unit(2)  |    price(2)(4)(5)     |          fee           |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Primary Offering(1)(2)      |                   |                    |                       |                        |
----------------------------|------------------ |------------------- |---------------------- |------------------------|
Common Stock, par value     |                   |                    |                       |                        |
$0.001 per share..........  |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Preferred Stock, par value  |                   |                    |                       |                        |
$0.001 per share..........  |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Senior Debt Securities....  |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Subordinated Debt           |                   |                    |                       |                        |
Securities................  |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Warrants(3)...............  |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Secondary Offering(1)(2)    |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
Common Stock, par value     |                   |                    |                       |                        |
$0.001 per share..........  |                   |                    |                       |                        |
----------------------------|-------------------|--------------------|-----------------------|------------------------|
        Total.............  |                   |                    |     $100,000,000      |        $12,670         |
----------------------------|-------------------|--------------------|-----------------------|------------------------|

1) The shares of common stock set forth in the calculation of registration fee table, and which may be offered pursuant to this registration statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares of the registrant's securities that may become issuable as a result of any stock split, stock dividend or similar event.

2) An indeterminate number of or aggregate principal amount of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000 or the equivalent thereof in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as shall result in net proceeds of $100,000,000 to the registrant.

3)   Warrants may be sold separately or with securities.

4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

5) Includes consideration to be received by us for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.


                        ______________________________


         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.



SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2004

===============================================================================
The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor any offers to buy these securities be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
===============================================================================


PRELIMINARY PROSPECTUS

                               NIKU CORPORATION

                                 COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                   WARRANTS

                                 $100,000,000


         This prospectus relates to common stock, preferred stock, debt securities and warrants for debt and equity securities which we may sell, and common stock that is presently outstanding that the selling stockholders named in this prospectus may sell, from time to time in one or more offerings up to an aggregate public offering price of $100,000,000. We will provide specific terms of these sales in supplements to this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

         You should consider carefully the risk factors beginning on page 1 of this prospectus before making a decision to purchase our securities.

         Our common stock is listed on the Nasdaq National Market under the symbol "NIKU." On November 17, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $15.97 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this Prospectus is            .

                               TABLE OF CONTENTS

                                  Prospectus

                                                                          Page
                                                                          ----

ABOUT THIS PROSPECTUS.........................................................1
SUMMARY.......................................................................1
RISK FACTORS..................................................................1
FORWARD LOOKING STATEMENTS....................................................7
USE OF PROCEEDS...............................................................7
DILUTION......................................................................8
RATIO OF EARNINGS TO FIXED CHARGES............................................8
DESCRIPTION OF OUR COMMON STOCK AND PREFERRED STOCK...........................8
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER..............................10
DESCRIPTION OF THE WARRANTS WE MAY OFFER.....................................15
SELLING STOCKHOLDERS.........................................................16
PLAN OF DISTRIBUTION.........................................................17
LEGAL MATTERS................................................................18
EXPERTS......................................................................18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................19
WHERE YOU CAN FIND MORE INFORMATION..........................................19

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the SEC. Under this shelf process, we may sell common stock, preferred stock, debt securities and warrants for debt and equity securities, and the selling stockholders may sell common stock that is currently outstanding, from time to time in one or more offerings up to an aggregate public offering price of $100,000,000. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell any securities under this prospectus, we or the selling stockholders, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings "Incorporation of Certain Information By Reference" and "Where You Can Find More Information."

         You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

                                    SUMMARY

         Niku provides a comprehensive information technology management and governance (IT-MG) solution for large enterprises. This solution is comprised of our flagship software product, Clarity, and related services. Clarity is an integrated suite that spans the full IT lifecycle, from investment selection, to execution and delivery of initiatives, to results assessment. Clarity has eight modules, including modules for management of portfolios, projects, resources, processes and finances and is most often implemented in phases for immediate benefit. More than 300 enterprises have licensed Clarity for more than 300,000 users.

         We were incorporated in January 1998. We are headquartered in Redwood City, California and conduct operations worldwide directly and through our wholly-owned subsidiaries. Our principal executive offices are located at 305 Main Street, Redwood City, CA 94063, and our telephone number is (650) 298-4600. Our website is http://www.niku.com. The information on our website does not constitute part of this document.

         Niku, the Niku logo, and Do What Matters are our registered trademarks.

                                 RISK FACTORS

         You should carefully consider the following risk factors, in addition to the other information contained in this prospectus and in any other documents to which we refer you in this prospectus, before purchasing our securities. The occurrence of any of the following risks could materially and adversely affect our business, financial condition and operating results. In the case of such an adverse effect, the trading price of our common stock could decline and you might lose all or part of your investment. The risks and uncertainties described below are not the only ones we face.

Risks Related to the Company

Until fiscal 2004, we experienced losses each year since inception, and we could experience losses in the future.

         We were incorporated in January 1998. Until fiscal 2004, our first profitable year, we experienced losses each year since inception. Although our financial results improved substantially in fiscal 2004, these improvements may not continue, and we may incur losses in the future. Additional losses would materially and adversely affect our business, including our ability to make the investments necessary to execute on our business plan.

Our quarterly financial results have fluctuated significantly in the past, and may fluctuate significantly in the future.

         Our quarterly operating results have fluctuated significantly in the past and may continue to fluctuate in the future. Our quarterly operating results are likely to be particularly affected by the number of customers licensing our products during any quarter and the size of such licensing transactions. We have limited visibility into our future revenue, especially license revenue, which often has been heavily concentrated in the third month of each quarter. Since we forecast our expenses based in part on future revenue projections, our operating results would be adversely affected if we cannot meet those revenue projections.

         Other factors that could affect our quarterly operating results include:

         o changes in the pricing of our products and services or those of our competitors or the announcement or introduction of new products or services by us or our competitors;

         o the demand for professional services to implement our products and our efficiency in rendering such services;

         o variability in the mix of our product and services revenue in any quarter;

         o the amount and timing of operating expenses and capital expenditures relating to the business;

         o changes in restructuring accruals based on changes in sublease estimates for lease facilities we vacated;

         o the application of variable accounting to stock options that were previously repriced; and

         o        changes in foreign exchange rates.

         Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. If we are unable to meet the expectations of investors with regard to future operating results, the price of our common stock would likely decline.

Our market is highly competitive which could make it difficult for us to attract customers, cause us to reduce prices, and result in poor operating results.

         The market for our products and services is competitive, dynamic and subject to frequent technological changes. We expect the intensity of competition and the pace of change to increase in the future. Our products compete with products of varying functionality offered by competing software vendors and products that have been developed by potential customers' in-house development organizations. The primary competitive factors include product functionality, scalability, security, platform support for other enterprise requirements, ease of deployment, ease of use, price, and worldwide sales, support and professional services capabilities. Some of our competitors include:

         o publicly-held software companies such as Compuware, Lawson Software, Mercury Interactive, Microsoft, Oracle, PeopleSoft, and SAP; and

         o privately-held providers of project management, portfolio management and professional services automation software.

         We may not be able to maintain our competitive position against current or potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources. Competitors with greater resources may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distributors, resellers or other strategic partners. We expect additional competition from other established and emerging companies as the market for our software continues to develop.

We experience seasonality in our sales, which could cause our quarterly operating results to fluctuate from quarter to quarter.

         We experience seasonality in the licensing of our products and sales of our services. For example, revenue has through most of our history been lower in our first fiscal quarter due to patterns in the capital budgeting and purchasing cycles of our current and prospective customers. For the same reasons, we also expect that revenues in European markets may decline during July, the last month of our second fiscal quarter, and August, the first month of our third fiscal quarter. These seasonal variations in our revenue are likely to lead to fluctuations in our quarterly operating results.

Our products have a long sales cycle, which increases the cost of completing sales and renders completion of sales less predictable.

         The sales cycle for our products is long, typically six months, making it difficult to predict the quarter in which we may recognize revenue from a sale, if at all. While we have seen reductions in this sales period in certain recent transactions, the general length of our sales cycle increases our costs and may cause license revenue and other operating results to vary significantly from period to period. Our products often are part of significant strategic decisions by our customers regarding their information systems. Accordingly, the decision to license our products typically requires significant pre-purchase evaluation. We spend substantial time providing information to prospective customers regarding the use and benefits of our products. During this evaluation period, we may expend significant funds in sales and marketing efforts. If anticipated sales from a specific customer for a particular quarter are not realized in that quarter, our operating results may be adversely affected.

Implementation of our products may be costly and time-consuming, and customers may become dissatisfied with the implementation time, expense or requirements, which could adversely affect market acceptance of our products.

         Implementation of products as complex as those we offer may be costly and time-consuming. Customers could become dissatisfied with our products if implementation requires more time, expense or resources than they expected. Additionally, our financial results would be adversely impacted if, for customer satisfaction and reputation reasons, we do not bill our customers for time and expenses we incur in connection with these implementation issues. As part of the implementation, our products must integrate with many of our customers' existing computer systems and software programs. Integrating with a number of computer systems and software programs can be time consuming and expensive and could lead to customer dissatisfaction and increased expenses. In the event that customers become dissatisfied with this process, our reputation may be harmed and the acceptance of our products by the market may decrease.

Our products may contain undetected defects and errors which could result in loss of or delay in revenue, failure to achieve market acceptance, or increased costs and other liabilities.

         Products as complex as those we offer may contain undetected defects or errors. Despite internal testing and testing by our customers or potential customers, defects or errors may occur in our existing or future products. Such errors could result in additional development costs, diversion of technical and other resources from our other development efforts, or the loss of credibility with our current and prospective customers. In the future, if we are not able to detect and correct errors prior to release, we may experience a loss of or delay in revenue, failure to achieve market acceptance and increased costs to correct errors, any of which could adversely affect our operating results.

         Defects or errors could also result in tort or warranty claims. Warranty disclaimers and liability limitation clauses in our customer agreements may not be enforceable. Furthermore, our errors and omissions insurance may not adequately cover us for claims. If a court were to refuse to enforce the liability-limiting provisions of our contracts for any reason, or if liabilities arose that were not contractually limited or adequately covered by insurance, our operating results could be adversely affected.

Because a significant portion of our revenues comes from our international operations, we are subject to risks inherent in doing business in foreign countries that could adversely affect our results of operations.

         International revenue represented 38% of our total revenue for the first six months of fiscal 2005, making international activities a significant part of our business. Accordingly, we are exposed to risks that we would not face if we conducted our operations only in the United States. These include:

         o currency exchange rate fluctuations, particularly in countries where we sell our products in denominations other than U.S. dollars, such as in the United Kingdom, the euro zone, and Australia, or have exposures in intercompany accounts denominated in foreign currencies;

         o seasonal fluctuations in purchasing patterns in other countries, particularly declining sales during July and August in European markets;

         o difficulties in collecting accounts receivable in foreign countries, particularly European countries in which collections take considerably more time than the United States and collections are more difficult to effect;

         o the burdens of complying with a wide variety of foreign laws and reduced protection for intellectual property rights in some countries;

         o the need to develop internationalized versions of our products and marketing and sales materials; and

         o        tariffs, export controls and other trade barriers.

Market acceptance of our products and services may suffer if we are unable to enhance our products to meet the rapid technological changes in our industry.

         Rapidly changing technology and standards may impede market acceptance of our products and services. Our business relies primarily on our licensing the rights to our products, particularly Clarity, and their components. Clarity has been designed based upon currently prevailing technologies such as hypertext markup language (HTML), extensible markup language (XML), extensible stylesheet language (XSL), Java Two Platform Enterprise Edition (J2EE), secure socket layer (SSL), and Simple Object Access Protocol (SOAP). If new technologies emerge that are incompatible with our products, our products could become obsolete and our existing and potential customers might seek alternatives. We may not be able to adapt quickly to new technologies.

         Additionally, we design our products to work with databases such as Oracle Database Server and Microsoft SQL Server, operating systems such as Sun Solaris, Microsoft Windows, HP UX, IBM AIX and application servers such as IronFlare Orion, BEA WebLogic, and IBM WebSphere. Any changes to those products or increasing popularity of other products might require us to modify one or both of our products or services and could cause us to delay releasing future products and enhancements. As a result, the timing and nature of new product introductions or product modifications, and increases and decreases in the market acceptance of these products, could delay our product development, increase our research and development expenses and cause customers to delay evaluation, purchase and deployment of our products, all of which could adversely affect our operating results.

If we are unable to protect and enforce our intellectual property rights, our competitors might be able to use our technologies to develop their own products, which would harm our ability to compete.

         We regard substantial elements of our products as proprietary and the steps we take to protect our intellectual property may be inadequate, time-consuming, and expensive. These steps, however, may be unable to prevent third parties from infringing upon or misappropriating our intellectual property, which could significantly harm our business and our ability to compete. For example, notwithstanding the security systems in place in 2002, Business Engine Corporation (Business Engine), a competitor, entered our network and misappropriated sales and development documents. As a result of this intrusion, we pursued litigation against Business Engine and the Department of Justice filed criminal charges against the then chief technology officer of Business Engine. While the former Business Engine Chief Technology Officer pled guilty in the criminal action and the civil litigation resulted in the payment to us by Business Engine of $5 million in fiscal 2003 and an agreement by Business Engine to have its products monitored by a third party for a year, it also required us to devote management time and expense to prosecute the litigation against Business Engine.

         We have filed for three copyright registrations. Although registration is not required to obtain protection under copyright laws, if our registration applications are rejected, or we fail to register copyrights for some of our products or do not file in a timely manner, it may limit our ability to seek certain remedies available under such laws. Currently, we have one issued patent and other patent applications pending. Our current patent and patents that may be issued in the future may not provide us with competitive advantages over, or may be challenged by, third parties. We received U.S. registration of the trademarks Niku, the Niku logo, and Do What Matters. These registrations may not provide us with significant protection for our trademarks.

         The copyright and trade secret laws, which are the principal source of protection for our intellectual property, offer only limited protection. In addition, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in software are uncertain and still evolving, and the future viability or value of any of our intellectual property rights is uncertain. Effective trademark, copyright and trade secret protection may not be available in every country in which our products are distributed or made available.

         Although we have taken precautionary measures to maintain our proprietary information, others may acquire equivalent information or otherwise gain access to or disclose our proprietary information. In the event that we are unable to meaningfully protect our rights to our proprietary information, our ability to compete will likely be harmed.

We indemnify our customers against infringement claims involving our products, which could require us to incur substantial costs defending our rights and the interests of our customers.

         Our standard product licenses provide that we agree to indemnify our customers against claims that our products infringe upon the intellectual property rights of others. There have been an increasing number of software patents issued, and this increased issuance rate heightens the likelihood of infringement claims. These claims, even if not meritorious, could be expensive and divert management's attention from operating our business. We could incur substantial costs in defending ourselves and our customers against infringement claims. From time to time, in the past we have and in the future we expect to receive notices of potential infringement from third parties demanding that we cease any infringement and inviting us to take a license in order to continue marketing our products. If we become liable to third parties for infringement of their intellectual property rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain one or more licenses for us and our customers from third parties, or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license at a reasonable cost, or at all. If any of the foregoing were to occur, there would be significant harm to our business.

Risks Related to our Securities

Provisions of Delaware law and our certificate of incorporation and bylaws, certain voting agreements and the concentration of stock ownership could delay or prevent a change of control, even if doing so would benefit our stockholders.

         Provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of delaying or preventing a change in control, even if a change in control would presumably be beneficial to our stockholders. Relevant provisions include those:

         o authorizing the issuance of preferred stock without stockholder approval;

         o providing for a classified board of directors with staggered, three-year terms;

         o requiring two-thirds of the outstanding shares to approve amendments to some provisions of our certificate of incorporation and bylaws;

         o requiring a majority of the stockholders to call stockholders meetings; and

         o        prohibiting stockholder actions by written consent.

         In addition, Farzad and Rhonda Dibachi, our former chief executive officer and executive vice president of strategy and planning, and Limar Realty Corp. #30, the landlord for a significant facility whose lease we terminated in fiscal 2003, have entered into voting agreements in which they have agreed, in the case of the Dibachis, to vote as recommended unanimously by the board and, in the case of Limar, to vote as recommended by the board or in the same proportion as other votes cast on a given matter (excluding votes by the Dibachis). These provisions could delay or prevent an attempt to replace or remove our management and may make it more difficult for another party to take over our company without the approval of our board.

         Further, Walden VC and its related funds beneficially own approximately 13% of our outstanding common stock as of October 31, 2004. This concentration of ownership gives Walden significant power to affect the outcome of matters requiring shareholder approval, including the election of directors or to delay a change in control of the business that may be in the best interests of other stockholders.

Future sales of our common stock may affect their market price and the future exercise of options and warrants will result in immediate and substantial dilution.

         We cannot predict what effect, if any, future sales of our common stock, or the availability of common stock for future sale, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market following any public offering, or the perception that such sales could occur, could adversely affect the market price of our common stock and may make it more difficult for you to sell your common stock at a time and price which you deem appropriate.

The issuance of preferred stock could adversely affect the rights of holders of our common stock.

         We are authorized, subject to limitations imposed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of such series then outstanding, without any further vote or action by the stockholders. Our board may authorize the issuance of preferred stock with voting, conversion or liquidation rights that could adversely affect the rights of the holders of our common stock and could also adversely affect the market price of our common stock.

                          FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. A word such as "expects," "anticipates," "intends," "could," "may," "believes," "estimates" or similar language identifies forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Our actual results may differ materially from those contemplated by the forward-looking statements. Factors that might cause or contribute to these differences include, but are not limited to, those discussed in the section entitled "Risk Factors" and in other documents filed with the Securities and Exchange Commission (SEC) under similar captions. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.

                                USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. In addition, we may use a portion of any net proceeds from the securities offered by us to acquire complementary products, technologies or businesses. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

                                   DILUTION

         If we offer our common stock, your interest would be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after such offering. Our net tangible book value per share as of October 31, 2004 is $0.89. We calculate net tangible book value per share by dividing net tangible book value, which equals total tangible assets less total liabilities, by the number of outstanding shares of our common stock as of October 31, 2004.

         At the assumed public offering price of $16.93 per share, our as adjusted net tangible book value at October 31, 2004 would have been $5.82 per share. This represents an immediate increase in the net tangible book value per share of $4.93 per share to existing stockholders and an immediate dilution of $11.11 per share to new investors purchasing shares of common stock in this offering.

         The following table illustrates this dilution on a per share basis:

Assumed public offering price per share................................  $ 16.93

     Net tangible book value per share as of October 31, 2004..........  $ 0.89

     Increase per share attributable to new investors..................  $ 4.93

As adjusted net tangible book value per share after this offering......  $ 5.82

Dilution per share to new investors....................................  $11.11


         To the extent that outstanding options, convertible debt or warrants are exercised, there may be further dilution to new investors.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for each of the periods indicated is as follows (in thousands):

                       Nine months ended
                        October 31,              Year ended January 31,
                       ------------------  ----------------------------------
                              2004         2004    2003  2002    2001   2000
                              ----         ----    ----  ----    ----   ----
Ratio of earnings
available to cover
fixed charges (1) (2)          5            -        -     -       -      -

___________________

   (1) For purposes of calculating this ratio, "earnings" consist of income (loss) before income taxes. Fixed charges consist of interest expense and the component of lease expense believed by management to be representative of the interest factor thereon.

   (2) Earnings were inadequate to cover fixed charges by $20,000, $37.6 million, $291.2 million, $130.5 million and $36.5 million for the years ended January 31, 2004, 2003, 2002, 2001 and 2000, respectively.


              DESCRIPTION OF OUR COMMON STOCK AND PREFERRED STOCK

         The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, the certificate of designation which will be filed with the Securities and Exchange Commission for each series of preferred stock we may designate, if any.

         The specific terms of any common stock we and/or the selling stockholders may offer and of any preferred stock we may offer pursuant to this prospectus will be described in a prospectus supplement. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

         Under our Amended and Restated Certificate of Incorporation we may issue up to sixty million (60,000,000) shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of Niku, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to any preferential rights of any then outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable.

         Our common stock is listed on the Nasdaq National Market under the symbol "NIKU." The transfer agent and registrar for our common stock is Computershare Investor Service, L.L.C., 2 North LaSalle Street, Chicago, IL 60602.

Preferred Stock

         Under our Amended and Restated Certificate of Incorporation we may issue up to ten million (10,000,000) shares of preferred stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. The board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

         The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Niku without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

         Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

         o        the number of shares in the series of preferred stock;

         o the designation for the series of preferred stock by number, letter or title that shall distinguish the series from any other series of preferred stock;

         o the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

         o        the voting rights of that series of preferred stock, if any;

         o any conversion provisions applicable to that series of preferred stock;

         o any redemption or sinking fund provisions applicable to that series of preferred stock;

         o the liquidation preference per share of that series of preferred stock, if any; and

         o the terms of any other preferences or rights, if any, applicable to that series of preferred stock.


                DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

         The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms and conditions of this type of security but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indenture between Niku and U.S. Bank National Trust, the trustee under the senior indenture, relating to the issuance of the senior notes, and the indenture between Niku and U.S. Bank National Trust, the trustee under the subordinated indenture, relating to issuance of the subordinated notes. We will file those documents with the SEC as exhibits to the registration statement of which this prospectus is a part.

         We will describe in a prospectus supplement the specific terms of any debt securities we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such debt securities may differ from the terms described below.

         The senior notes will be issued under one or more senior indentures to be entered into between Niku and U.S. Bank National Association as trustee. The subordinated notes will be issued under one or more subordinated indentures to be entered into between Niku and U.S. Bank National Association as trustee. As used herein, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. As used herein, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

         The following summaries of certain material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures applicable to a particular series of debt securities, including the definitions therein of certain terms. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture will be identical.

General

         Each prospectus supplement will describe the following terms relating to each series of notes that we may issue:

         o        the title;

         o whether the notes are senior debt securities or subordinated debt securities and the terms of subordination;

         o        any limit on the amount that may be issued;

         o whether or not such series of notes will be issued in global form, the terms and who the depositary will be;

         o        the maturity date(s);

         o the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

         o        the place(s) where payments shall be payable;

         o Niku's right, if any, to defer payment of interest and the maximum length of any such deferral period;

         o the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at Niku's option, and other related terms and provisions;

         o the date(s), if any, on which, and the price(s) at which Niku is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

         o the denominations in which such series of notes will be issued, if other than denominations of $1,000 and any integral multiple thereof;

         o any addition to, or modification or deletion of, any event of default or any covenant of Niku specified in the applicable indenture with respect to such series of notes;

         o terms and conditions, if any, pursuant to which such series of notes are secured; and

         o        any other terms.

         The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

         o is issued at a price lower than the amount payable upon its stated maturity; and

         o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

         U.S. federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

         Under the indentures, Niku will have the ability, in addition to the ability to issue debt securities, with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by Niku. All such debt securities including those issued pursuant to such reopening shall vote together as a single class.

Conversion or Exchange Rights

         The terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of Niku will be set forth in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Niku, and may include provisions pursuant to which the number of shares of common stock or other securities of Niku to be received by the holders of such series of notes would be subject to adjustment.

Consolidation, Merger or Sale

         Unless otherwise noted in a prospectus supplement, the indentures will not contain any covenant which restricts the ability of Niku to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets. However, any successor or acquirer of such assets must assume all of the obligations of Niku under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

         The following will be events of default under the indentures with respect to any series of notes issued:

         o failure to pay interest when due and such failure continues for thirty (30) days and the time for payment has not been extended or deferred;

         o        failure to pay the principal (or premium, if any) when due;

         o failure to observe or perform any other covenant contained in the applicable series of notes or the indentures (other than a covenant specifically relating to another series of notes), and such failure continues for ninety (90) days after Niku receives notice from the trustee or holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series;

         o if the series of notes is convertible into shares of common stock or other securities of Niku, failure by Niku to deliver common stock or the other securities when the holder or holders of such securities elect to convert the debt securities into shares of common stock or other securities of Niku; and

         o certain events of bankruptcy, insolvency or reorganization of Niku.

         The supplemental indenture or the form of note for a particular series of notes may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of notes, see the prospectus supplement relating to such series.

         If an event of default with respect to notes of any series occurs and is continuing, the debenture trustee or the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series, by notice in writing to Niku (and to the debenture trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

         The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest (unless such default or event of default has been cured in accordance with the indenture).

         Any such waiver shall cure such default or event of default.

         Subject to the terms of the indentures (as supplemented), if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

         o it is not in conflict with any law or the applicable indenture;

         o the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

         o subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

         A holder of the notes of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or another trustee, or to seek other remedies if:

         o the holder has given written notice to the trustee of a continuing event of default with respect to that series;

         o the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

         o the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within sixty (60) days after such notice, request and offer.

         These limitations do not apply to a suit instituted by a holder of notes if Niku defaults in the payment of the principal, premium, if any, or interest on, the notes.

         Niku will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

         Niku and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

         o to cure any ambiguity, defect or inconsistency in such indenture;

         o to change anything that does not materially adversely affect the interests of any holder of notes of any series;

         o to provide for the assumption by a successor person or the acquirer of all or substantially all of the assets of Niku or the obligations of Niku under such indenture;

         o to add to the covenants of Niku for the benefit of holders of notes of any series or to surrender any right or power conferred upon Niku; and

         o to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

         In addition, under the indentures, the rights of holders of a series of notes may be changed by Niku and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series affected. The following changes, however, may only be made with the consent of each holder of any outstanding notes affected:

         o        changing the fixed maturity of such series of notes; or

         o reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes.

         In addition, any reduction in the percentage of principal amount of notes, the holders of which are required to consent to any amendment, modification or waiver under the applicable indenture will require the affirmative consent of at least the percentage of notes which would originally have been required to make such consent, modification or waiver effective.

Form, Exchange and Transfer

         The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by Niku and identified in a prospectus supplement with respect to such series.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by Niku or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by Niku for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Niku may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by Niku for any notes will be named in the applicable prospectus supplement. Niku may at any time designate additional transfer agents, rescind the designation of any transfer agent, or approve a change in the office through which any transfer agent acts, except that Niku will be required to maintain a transfer agent in each place of payment for the notes of each series.

         If the notes of any series are to be redeemed, Niku will not be required to:

         o issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

         o register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

         We have appointed U.S. Bank National Association as trustee under the indentures. The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically set forth in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

         Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes, or one or more predecessor securities, are registered at the close of business on the regular record date for such interest.

         Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by Niku, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as Niku's sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by Niku for the notes of a particular series will be named in the applicable prospectus supplement. Niku will be required to maintain a paying agent in each place of payment for the notes of a particular series.

         All moneys paid by Niku to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Niku, and the holder of the security thereafter may look only to Niku for payment thereof.

Governing Law

         The indentures and the notes will be governed by and construed in accordance with the laws of the state of New York.

Subordination of Subordinated Notes

         The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of Niku's other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which Niku may issue, nor does it limit Niku from issuing any other secured or unsecured debt.

                   DESCRIPTION OF THE WARRANTS WE MAY OFFER

         We may issue warrants, including warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

         o        the title of the warrants;

         o        the aggregate number of the warrants;

         o        the price or prices at which the warrants will be issued;

         o the currencies in which the price or prices of the warrants may be payable;

         o the designation, amount, and terms of the offered securities purchasable upon exercise of the warrants;

         o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

         o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

         o the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

         o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

         o the minimum or maximum amount of the warrants which may be exercised at any one time;

         o        information with respect to book-entry procedures, if any;

         o        a discussion of any federal income tax considerations; and

         o any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

                             SELLING STOCKHOLDERS

         The following table sets forth information as of October 31, 2004 regarding beneficial ownership of each selling stockholder that may offer shares of our common stock pursuant to this registration statement. When we refer to the "selling stockholders" in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling stockholders' interest.

                                               Shares Beneficially Owned                     Shares Beneficially Owned
                                                 Prior to Registration                  If All Registered Shares are Sold
                                              ---------------------------               ----------------------------------
                                                                                            Number of Shares
                                                Number of                                     Beneficially
                                                 Shares       Percentage      Number of       Owned If All
                                              Beneficially   Beneficially    Shares Being      Registered      Percent
              Beneficial Owner                    Owned        Owned(1)     Registered(2)    Shares are Sold   of Total
-------------------------------------------   ------------  -------------  --------------  ------------------  -----------
Limar Realty Corp. #30 (3)                     1,445,000           10.87%    1,445,000                 0            0
1730 S. El Camino Real, Suite 400
San Mateo, CA 94402

Walden VC II, L.P. and related funds (4)       1,729,921           13.02%    1,510,000           219,921         1.65%
750 Battery Street, 7th Floor
San Francisco, CA 94111

Vector Capital Partners II, L.L.C.(5)            939,248            7.07%      939,248                 0            0
465 Montgomery Street, 19th Floor
San Francisco, CA 94104

Terence Garnett and Katrina Garnett (6)          802,742            6.04%      802,742                 0            0


(1) Percentages are based on 13,289,199 shares of common stock outstanding as of October 31, 2004.

(2) Each of the selling stockholders may offer up to the number of shares of common stock listed under the heading "Number of Shares Being Registered". The prospectus supplement issued in connection with any offering by any of the selling stockholders will provide further details with respect to the number of shares of common stock to be offered by each selling stockholder and the number of shares of common stock that would be beneficially owned by each selling stockholder following such an offering. The selling stockholders may elect to sell all or part of their common stock in the event that we commit to an underwritten public offering of our common stock. In addition, the selling stockholders may sell all or part of their common stock in an offering in which we do not participate. The decision by any of the selling stockholders to sell any of their respective common stock in an offering will depend upon the market price of our common stock at that time and other factors deemed relevant by such selling stockholder.

(3) Theodore H. Kruttschnitt, III possesses voting and dispositive power over the shares held by Limar Realty Corp. #30. Mr. Kruttschnitt, III is a controlling stockholder of Limar Realty Corp. #30.

(4) Represents 1,275,706 shares held by Walden VC II, L.P.; 163,520 shares held by Walden SBIC, L.P.; 14,126 shares held by Walden Capital Partners II, L.P.; 115,516 shares held by Walden VC II Side, L.P.; 5,727 shares held by Walden Investors; 39,641 shares held by Walden Management Co. Pension Fund; 32,275 shares held by Walden Management Corporation, 2,864 shares held by Walden Capital Partners; 48,271 shares held by the George Sarlo Revocable Trust dated 12/23/91; and 32,275 shares held by Sarlo-Berliner, Inc. Each is a member of a Section 13(d) group and disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein. Messrs. Matt Miller, Larry Marcus, Steve Eskenazi, Art Berliner, George Sarlo and Phil Sanderson possess voting and dispositive power over the shares held by WaldenVC and certain of its affiliated interests.

(5) Represents 710,162 shares and warrants to purchase 47,426 shares held by Vector Capital II, L.P.; 30,454 shares and warrants to purchase 1,859 shares held by Vector Entrepreneur Fund II, L.P.; and 96,059 shares and warrants to purchase 5,862 shares held by Vector Member Fund II L.P. Vector Capital Partners II, L.L.C. is the general partner of Vector Capital II, L.P., Vector Entrepreneur Fund II, L.P. and Vector Member Fund II, L.P. and may be deemed to have sole power to vote these shares. Messrs. Vaden and Alexander R. Slusky possess voting and dispositive power over the shares held by Vector Capital II, L.P. and its affiliates. Messrs. Vaden and Slusky are managing members of Vector Capital Partners II, L.L.C., which is the general partner of Vector Capital II, L.P.

(6) Represents 464,323 shares held by the Garnett Family Trust; 7,537 shares held by Terence Garnett; and 330,882 shares held by Katrina A. Garnett. Excludes 120,000 shares held by the Garnett 1996 Children's Trust. Mr. and Mrs. Garnett do not possess any voting or dispositive power over shares held by the Garnett 1996 Children's Trust and disclaim beneficial ownership over the shares held by the trust. Mr. Garnett and Ms. Garnett possess voting and dispositive power over the shares held by the Garnett Family Trust.

                             PLAN OF DISTRIBUTION

         We may sell the securities being offered pursuant to this prospectus directly to a limited number of purchasers or a single purchaser, to or through underwriters, through dealers or agents, or through a combination of such methods. In addition, we may sell securities not covered by this prospectus to third parties in privately negotiated transactions. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to Niku, any underwriting discounts and other items constituting underwriters' compensation, and initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

         The selling stockholders may offer their common stock by any of the above described methods, in one or more offerings, pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering. To the extent the shares of common stock offered pursuant to such a prospectus supplement remain unsold, the selling stockholder may offer those shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling stockholder may offer or sell more shares in the aggregate than are indicated in the table set forth under the caption "Selling Stockholders" pursuant to any such prospectus supplements.

         Each of the selling stockholders also may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

         If underwriters are used in an offering, we and/or the selling stockholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

         If dealers are used in an offering, we and/or the selling stockholders will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

         The securities may be sold directly by us, the selling stockholders or through agents designated by us or the selling stockholders. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

         Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

         Underwriters, dealers and agents may be entitled to indemnification by us and/or the selling stockholders against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us and/or the selling stockholders in the ordinary course of business.

         If so indicated in a prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We and/or the selling stockholders may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

         Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

         Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by Niku for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on Nasdaq.

                                 LEGAL MATTERS

         The validity of the common stock, preferred stock, debt securities and warrants to purchase debt or equity securities offered pursuant to this prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, special counsel to Niku Corporation.

                                    EXPERTS

         The consolidated financial statements and the related consolidated financial statement schedule as of January 31, 2004 and 2003 and for each of the three years in the period ended January 31, 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-K for year ended January 31, 2004 have been audited by KPMG LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The documents we incorporate by reference into this prospectus are:

         (a) Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004;

         (b) Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004;

         (c) Our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, including portions of our Proxy Statement for our 2004 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein;

         (d) Our Current Report on Form 8-K filed on February 26, 2004 (except to the extent furnished and not filed with the SEC);

         (e) Our Current Report on Form 8-K filed on May 18, 2004 (except to the extent furnished and not filed with the SEC);

         (f) Our Current Report on Form 8-K filed on August 17, 2004 (except to the extent furnished and not filed with the SEC);

         (g) Our Current Report on Form 8-K filed on November 16, 2004 (except to the extent furnished and not filed with the SEC); and

         (h)      Our Registration Statement on Form 8-A filed on January 6,
                  2000.

         We will furnish to you without charge upon your request a copy of any of the documents incorporated in this prospectus and any statement in, or incorporated in, this prospectus by reference, other than the exhibits to those documents unless those exhibits are specifically incorporated by reference. For a copy of any of the documents you should contact Niku Corporation, 305 Main Street, Redwood City, CA 94063, telephone number (650) 298-4600, Attention: Corporate Secretary.


                      WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934. We therefore file periodic reports, proxy statements and other information with the SEC. Such reports may be obtained by visiting the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

         Our internet address is www.niku.com. We make available, free of charge, through our internet website copies of our annual report on Form 10-K and quarterly reports on Form 10-Q and amendments to those reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC.

         We have filed a registration statement on Form S-3 regarding this offering with the SEC under the Securities Act of 1933. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, certain items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and its exhibits to read that information. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached exhibits to the registration statement for a more complete description of the agreements, contracts and other documents.

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses payable by the Registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements (Sales Fees) with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities. All of the amounts shown are estimates except the Securities and Exchange Commission (SEC) registration fee.

           SEC registration fee............................          $ 12,670
           Legal fees and expenses.........................          $ 41,830
           Accounting fees and expenses....................           $ 7,500
           Financial printers fees and expenses............          $ 15,000
           Miscellaneous expenses..........................          $ 23,000
                                                                 --------------
           Total...........................................          $100,000
                                                                 ==============

Item 15. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into Indemnification Agreements with our directors and officers. We also have purchased and maintained insurance for our officers, directors, employees or agents against liabilities that an officer, a director, an employee or an agent may incur in his or her capacity as such.

Item 16. Exhibits
         --------



 Exhibit Number                        Description of Exhibit
---------------   -------------------------------------------------------------

   1.1            Form of Equity Underwriting Agreement.*

   1.2            Form of Debt Underwriting Agreement.*

   3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant's Fiscal 2000 Annual Report on Form 10-K filed on April 28, 2000).

   3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated November 20, 2002 (incorporated by reference to the Current Report on Form 8-K filed on November 21, 2002).

   3.3 Certificate of Amendment to the Amended and Restated Certification of Incorporation dated December 3, 2003 (incorporated by reference to the Registrant's Quarterly Report for the quarter ended October 31, 2003 on Form 10-Q filed on December 15, 2003).

   3.4 Registrant's Amended and Restated Bylaws (incorporated by reference to the Registrant's 2003 Annual Report on Form 10-K filed on April 15, 2003).

   4.1 Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed on December 22, 1999).

   4.2 Form of Certificate of Designation for the Preferred Stock (together with preferred stock certificate).*

   4.3            Form of Senior Indenture.

   4.4            Form of Subordinated Indenture.

   4.5            Form of Senior Note (included in Exhibit 4.3).

   4.6            Form of Subordinated Note (included in Exhibit 4.4).

   4.7            Form of Warrant Agreement (together with Form of Warrant
                  Certificate).

   5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

   12.1           Statement Re: Computation of Earnings to Fixed Charges.

   23.1           Independent Auditors' Consent.

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

   24.1           Powers of Attorney (included on signature page herein).

   25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture, Subordinated Indenture and Warrants under Trust Indenture Act of 1939.


* To be filed by amendment, by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Niku Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on November 19, 2004.


                                    Niku Corporation



                                    By:  /s/ JOSHUA PICKUS
                                    ------------------------------------------
                                    Name:    Joshua Pickus
                                    Title:   President, Chief Executive Officer
                                             and Chairman of the Board
                                             (Principal Executive Officer)


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua Pickus and Michael Shahbazian, and each of them individually (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the SEC in connection with the registration of these securities of the registrant, including to sign this registration statement and any and all amendments (including post-effective amendments) thereto, and to file such registration statement and any and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of November 19, 2004.

Signature                            Title


/s/ JOSHUA PICKUS
-------------------------------      Chief Executive Officer
Joshua Pickus                        (Principal Executive Officer and
                                     Chairman of the Board of Directors)


/s/ MICHAEL SHAHBAZIAN
-------------------------------      Chief Financial Officer
Michael Shahbazian                   (Principal Financial Officer and
                                     Principal Accounting Officer)


/s/ RAVI CHIRUVOLU
-------------------------------      Director
Ravi Chiruvolu


/s/ MATT MILLER
-------------------------------      Director
Matt Miller


/s/ EDWARD F. THOMPSON
-------------------------------      Director
Edward F. Thompson


/s/ PETER THOMPSON
-------------------------------      Director
Peter Thompson

                             Index to the Exhibits

 Exhibit
  Number                            Description of Exhibit
------------      -------------------------------------------------------------

   1.1            Form of Equity Underwriting Agreement.*

   1.2            Form of Debt Underwriting Agreement.*

   3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant's Fiscal 2000 Annual Report on Form 10-K filed on April 28, 2000).

   3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated November 20, 2002 (incorporated by reference to the Current Report on Form 8-K filed on November 21, 2002).

   3.3 Certificate of Amendment to the Amended and Restated Certification of Incorporation dated December 3, 2003 (incorporated by reference to the Registrant's Quarterly Report for the quarter ended October 31, 2003 on Form 10-Q filed on December 15, 2003).

   3.4 Registrant's Amended and Restated Bylaws (incorporated by reference to the Registrant's 2003 Annual Report on Form 10-K filed on April 15, 2003).

   4.1 Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant's Registration Statement on Form S-1 filed on December 22, 1999).

   4.2 Form of Certificate of Designation for the Preferred Stock (together with preferred stock certificate).*

   4.3            Form of Senior Indenture.

   4.4            Form of Subordinated Indenture.

   4.5            Form of Senior Note (included in Exhibit 4.3).

   4.6            Form of Subordinated Note (included in Exhibit 4.4).

   4.7            Form of Warrant Agreement (together with form of Warrant
                  Certificate).

   5.1            Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

   12.1           Statement Re: Computation of Earnings to Fixed Charges.

   23.1           Independent Auditors' Consent.

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

   24.1           Powers of Attorney (included on signature page herein).

   25.1 Form T-1 Statement of Eligibility of Trustee for Senior Indenture, Subordinated Indenture and Warrants under Trust Indenture Act of 1939.

___________________

* To be filed by amendment, by a report on Form 8-K pursuant to Item 601 of Regulation S-K or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.